UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 30, 2004

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 30 2004, TOR Minerals International, Inc. issued a press release announcing that TOR Processing and Trade, BV (TP&T), the Company's subsidiary located in the Netherlands, had completed the expansion of a major ALUPREM product line which will allow TP&T to double the output of alumina and ultra fine white pigments. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Exhibits. 99.1 Press Release, dated November 30, 2004, announcing the expansion of TOR Processing and Trade, BV (TP&T), the Company's Netherlands subsidiary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: November 30, 2004	RICHARD BOWERS
Richard Bowers President and CEO

Date: November 30, 2004	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated November 30, 2004, announcing the expansion of TOR Processing and Trade, BV (TP&T), the Company's Netherlands subsidiary.

Exhibit 99.1

TOR MINERALS INTERNTIONAL ANNOUNCES

NETHERLANDS SUBSIDIARY EXPANSION

Corpus Christi, Texas November 30, 2004 -- TOR Minerals International (NASDAQ:TORM) announced today that its Netherlands subsidiary, TOR Processing and Trade B.V. (TP&T), has completed and successfully brought on stream an expansion of a major ALUPREM® product line. Richard Bowers, President and C.E.O. said that the new equipment would allow TP&T to double the output of alumina and ultra fine white pigments for powder coatings, water based paints, and automotive paints as represented by TOR BRITE™ and TOR COAT™, TOR's recently introduced nanoparticle pigments. Bowers said that demand for the products derived from this line would allow the company to immediately utilize and sell most of the additional capacity.

Mr. Bowers said, "The success of our Netherlands operations and its alumina product lines have been key contributors to our revenue growth over the past year. In the past two years, we have increased capacity by more than 300% to meet the strong demand for these products."

Based in Corpus Christi, Texas, TOR Minerals manufactures pigments in Texas, Malaysia, and the Netherlands which are marketed worldwide

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, advances in technology, changes in foreign currency rates, freight price increases, commodity price increases, delays in delivery of requirement equipment and other factors.

Contact for Further Information:

David Mossberg

Beacon Street Group Investor Relations

(817) 459-2346